Exhibit 10.21

                        AMENDMENT TO EMPLOYMENT AGREEMENT

Amendment to the Employment Agreement originally dated January 18, 1996 (the "Agreement") by and between First Priority Group, Inc., a New York corporation, with offices at 51 East Bethpage Road, Plainview, New York 11803 (the "Company") and Barry Siegel, an individual residing at 8 Indian Well Court, Huntington, NY. 11743 (the "Executive").

        WHEREAS, the Company and the Executive mutually wish to amend the Agreement;
        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Section 1 of the Agreement is hereby deleted and replaced in its entirety with the following:

        1. Employment. The Company hereby employs the Executive as Chairman of the Board, Secretary and Chief Executive Officer of the Company, and the Executive hereby accepts such employment, subject to the terms and conditions hereinafter set forth.

2. Section 3 of the Agreement is hereby deleted and replaced in its entirety with the following:

        3. Duties. The Executive agrees that the Executive will serve the Company on a full-time basis faithfully and to the best of his ability as the Chairman of the Board, Secretary and Chief Executive Officer of the Company, subject to the general supervision of the Board of Directors of the Company. The Executive agrees that the Executive will not, during the term of this Agreement, engage in any other business activity which interferes with the performance of his obligations under this Agreement. The Executive further agrees to serve as a director of the Company and/or of any parent, subsidiary or affiliate of the Company if the Executive is elected to such directorship.

        Upon the Date of Termination, the Executive shall resign as an officer and director of the Company and any of its subsidiaries.

3. Section 4(a)(iii) and (iv) is hereby deleted and replaced in its entirety with the following:

4(a)    (iii)  Effective January 1, 1997 at the rate of One Hundred
               Ninety-Two Thousand and Five Hundred Dollars ($192,500) per annum. Effective December 1, 1997 at the rate of Two Hundred and Seventy-five Thousand Dollars ($275,000) per annum.

        (iv) Effective June 1, 1998 at the rate of Three Hundred Thousand Dollars ($300,000) per annum.

4. Section 4(c) is hereby deleted and replaced in its entirety with the following:

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4(c) The Executive will receive an incentive stock option of Three Hundred
Thousand (300,000) shares at an exercise price of $1.00 for 100,000 shares that are exercisable on October 1, 1996, at an exercise of $1.25 for 100,000 shares that are exercisable on October 1, 1997, and at an exercise price of $1.50 for 100,000 shares that are exercisable on October 1, 1998. Additionally, the Executive will receive an incentive stock option of One Hundred Thousand (100,000) shares at an exercise price of $2.75 that are exercisable in full on October 1, 1998. Both option grants shall be subject to the terms of the 1995 Incentive Stock Plan.

4. Section 4(e) is hereby deleted and replaced in its entirety with the following:

        (e) The Executive shall receive additional compensation (hereinafter called "Incentive Compensation") as calculated by the formula as set forth below: The Executive shall receive throughout the Term of this Agreement Incentive Compensation equal to Four percent (4%) of the Company's net pre-tax income for each fiscal year that shall end during the Term of this Agreement. Should this Agreement be terminated for any reason, other than Termination for Cause, the Executive shall receive such Incentive Compensation pro-rated by multiplying the total Incentive Compensation, that would have been earned had the Agreement not been terminated prior to the completion of the current fiscal year, by that fraction using as the numerator the total number of quarters that were completed for the fiscal year just prior to the Executive's termination, and as denominator the number four.

               The Executive shall not receive any Incentive Compensation should the Executive be terminated for Termination for Cause.

5. All other terms and conditions of the Agreement shall remain unchanged.

Acknowledged and Agreed:

First Priority Group, Inc.                         Barry Siegel

By:                                                By:
   ---------------------                              -----------------------

Name:                                              Date:
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Title:
      ------------------

Date:
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